UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2024
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MATTERPORT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39790	85-1695048
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
352 East Java Drive
Sunnyvale, CA 94089
(Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (650) 641-2241
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol (s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	MTTR	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 12, 2023, two stockholders of Matterport, Inc. (“Matterport” or the Company”), Raymond Arsenault and Timothy Bushika (the “Plaintiffs”), filed a putative class action complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”) against the Company and the current members of Matterport’s Board of Directors (the “Board”), captioned Arsenault & Bushika v. Matterport, Inc. et al., C.A. No. 2023-0930-PAF (the “Action”). The Complaint alleges, among other things, that Article IX of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) violates Delaware law because its renunciation of corporate opportunities is impermissibly broad as it is not sufficiently limited to specified business opportunities or specified classes or categories of business opportunities and impermissibly waives fiduciary duties of the company’s directors and officers.
The Company and its directors deny any and all wrongdoing alleged in the Complaint. However, because the Complaint had called into question the validity of Article IX of the Charter, and to avoid the cost and distraction of litigation, the Board determined that it was advisable and in the best interests of the Company and its stockholders to amend Article IX of the Charter (the “Amendment”). The Board thus approved and adopted the Amendment, the text of which is set forth below, and has directed the Amendment to be submitted to the stockholders of the Company for adoption and approval at the next annual meeting of stockholders, with the Board’s recommendation that the Amendment be approved and adopted by the stockholders of the Company. In addition, the Company’s directors and officers will treat the Amendment as effective until such time as the Amendment is approved and adopted by the stockholders of the Company.
On February 23, 2024, after the Plaintiffs were advised of the Board’s actions, the Plaintiffs filed a notice of voluntary dismissal of the Action as moot, which the Court approved by order dated February 23, 2024. Believing that the swift resolution of this Action was in the best interests of the Company, and without admitting the allegations of the Complaint, Matterport has agreed to pay $90,000 (the “Mootness Fee,” inclusive of a $500 service award to Plaintiffs) to Plaintiffs’ counsel to resolve the anticipated application by Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses. In connection with the April 8, 2024 stipulated order closing the case, the Court ordered that the Company provide this notice. The Court has not and will not pass judgment on the amount of the Mootness Fee.
The text of the Amendment is as follows:
ARTICLE IX
CORPORATE OPPORTUNITY
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any business opportunity relating in any way to digitizing, accessing and managing buildings, spaces and places online that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than any such holder who is an officer or employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such business opportunity is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director, officer or employee of the Corporation.
Neither the amendment, alteration, or repeal of this Article IX nor the adoption of any provision inconsistent with this Article IX shall eliminate or reduce the effect of this Article IX in respect of the renunciation of any business opportunity existing prior to such amendment, alteration, repeal or adoption.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matterport, Inc.

Date: April 12, 2024	By:	/s/ Matthew Zinn
	Name:	Matthew Zinn
	Title:	Chief Legal Officer